UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 2, 2014

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1500 Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 529-2522

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 3, 2014, Catalyst Pharmaceutical Partners, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Piper Jaffray & Co. (the “Underwriter”), as representative of the underwriters named in Schedule I to the Underwriting Agreement, relating to the sale (the “Offering”) of shares of our common stock, par value $0.001 per share (the “Shares”). Pursuant to the Underwriting Agreement, the Company agreed to issue and sell 11,325,000 Shares to the Underwriter at a public offering price of $2.21 per share. Pursuant to the Underwriting Agreement, the Company also granted the underwriter the right to purchase an additional 1,698,750 Shares within 30 days of April 3, 2014, to cover over-allotments, if any.

We expect the offering to close on April 8, 2014, subject to the satisfaction of customary closing conditions. The net proceeds to us are expected to be approximately $23.3 million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of the Offering (i) to fund our product development efforts for Firdapse™ and CPP-115, (ii) to fund our pre-commercialization activities for Firdapse™, and (iii) for general corporate purposes.

The underwriting agreement contains customary representations, warranties and covenants by us, customary conditions to closing, indemnification obligations of the Company and the underwriters, including with respect to liabilities under the Securities Act of 1933, as amended, as well as customary termination provisions.

The foregoing is only a brief description of the material terms of the Underwriting Agreement and does not purport to be a complete description of the rights and obligations of the parties hereunder and is qualified in its entirety by reference to the Underwriting Agreement, which is filed hereto as Exhibit 1.1 and incorporated by reference herein.

The legal opinion, including the related consent, of Akerman LLP relating to the issuance of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

On April 2, 2014, the Company issued a press release announcing the commencement of the Offering. On April 3, 2014, the Company issued a press release announcing the specific terms and conditions of the Offering. Each of these press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated April 3, 2014, between Catalyst Pharmaceutical Partners, Inc. and Piper Jaffray & Co., as representative of the underwriters named in Schedule I thereto.

5.1	Opinion of Akerman LLP

23.1	Consent of Akerman LLP (included in Exhibit 5.1)

99.1	Press release issued by the Company on April 2, 2014

99.2	Press release issued by the Company on April 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

Dated: April 3, 2014

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